Exhibit 31.5

CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICER

(Pursuant to Section 302 of the Sarbanes-Oxley Act of 2002)

I, Jenniffer D. Deckard, certify that:

1.	I have reviewed this Amendment No. 2 to the Annual Report on Form 10-K for Fairmount Santrol Holdings Inc. for the year ended December 31, 2017; and

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date:	April 23, 2018

By:	/s/ Jenniffer D. Deckard
Jenniffer D. Deckard
President and Chief Executive Officer (Principal Executive Officer)